Exhibit 10.26

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION, AND NO TRANSFER, SALE OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THIS NOTE HAS BECOME EFFECTIVE UNDER SUCH ACT, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE HAS BECOME EFFECTIVE, OR SUCH REGISTRATION IS NOT REQUIRED.

AMENDED AND RESTATED REVOLVING FACILITY NOTE
DUE: June 30, 2013

$5,500,000	June 15, 2007

FOR VALUE RECEIVED, the undersigned, CREDITCARDS.COM, INC. (formerly known as DeMarseCo Holdings, Inc.), a Delaware corporation (the “Borrower”), hereby promises to pay to AMERICAN CAPITAL STRATEGIES, LTD., a Delaware corporation, or its registered assigns (the “Holder”), the principal sum of FIVE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($5,500,000), or such lesser amount as is outstanding hereunder from time to time, together with interest thereon, on the terms and conditions set forth in that certain Credit Agreement (as defined herein).

Payments of principal, of interest on and any premium with respect to this Amended and Restated Revolving Facility Note (this “Revolving Note”) are to be made in accordance with Article III of the Credit Agreement and in lawful money of the United States of America.

Notwithstanding any provision to the contrary in this Revolving Note, the Credit Agreement or any other agreement, the Borrower shall not be required to pay, and the Holder shall not be permitted to contract for, take, reserve, charge or receive, any compensation which constitutes interest under applicable law in excess of the maximum amount of interest permitted by law.

This Revolving Note is issued pursuant to the Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of even date herewith, by and among the Borrower, CCCI Holdings, Inc., American Capital Financial Services, Inc., as administrative and collateral agent (“Agent”), and the lenders from time to time party thereto (the “Lenders”) and is entitled to the benefits thereof. All capitalized terms used herein, to the extent not otherwise defined herein, shall have the meanings ascribed to them in the Credit Agreement. Each Holder of this Revolving Note will be deemed, by its acceptance hereof, to have agreed to the provisions and to have made the representations and warranties set forth in Article V of the Credit Agreement.

This Revolving Note is transferable only in accordance with the terms of the Credit Agreement.

This Revolving Note is also subject to mandatory and optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Credit Agreement, but not otherwise.

If an Event of Default occurs and is continuing, among the other consequences thereof set forth in the Credit Agreement and otherwise, the unpaid principal of this Revolving Note, and the interest accrued thereon, may be declared or otherwise become due and payable in the manner, at the price (including any applicable premium) and with the effect provided in the Credit Agreement.

This Revolving Note amends, modifies and restates, but does not extinguish or constitute a novation of, the indebtedness evidenced by that certain Revolving Facility Note, dated October 30, 2006, in the original principal amount of THREE MILLION and NO/100 DOLLARS ($3,000,000), executed by the Borrower and payable to the order of the Holder (the “Original Note”). All rights, titles, liens and security interests securing the Original Note are preserved, maintained and carried forward to secure this Revolving Note.

Except as otherwise provided in the Credit Agreement, the Borrower hereby unconditionally waives (a) any rights to presentment, demand, protest or notice of any kind (except as expressly required by the Credit Agreement), and (b) any rights of rescission, setoff, counterclaim or defense to payment of this Revolving Note in accordance with the terms of the Credit Agreement that the Borrower may have or claim against the Holder, the Agent or any other person, including any person who assigned this Revolving Note to the Holder, absent gross negligence or willful misconduct of such Holder, the Agent or any other person, including any person who assigned this Revolving Note to the Holder.

Payments of principal, interest on and any premium with respect to this Revolving Note are secured pursuant to the terms of the Security Agreement and the other Security Documents.

This Revolving Note and the rights and obligations of the parties hereto shall be deemed to be contracts under the laws of the State of Maryland and for all purposes shall be governed by and construed and enforced in accordance with the laws of said State, except for its rules relating to the conflict of laws.

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IN WITNESS WHEREOF, this Revolving Note is executed and delivered as of the date first set forth above.

CREDITCARDS.COM, INC. (f/k/a DeMarseCo Holdings, Inc.), a Delaware corporation
By:	/s/ Elisabeth DeMarse
Name: Elisabeth DeMarse Title: President and Chief Executive Officer